UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2010

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 5.07                      Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07                      Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of GameTech International, Inc. (the “Company”) was held on April 16, 2010. At the annual meeting, our stockholders: (i) elected each of the persons listed below to serve as a GameTech director until the next annual meeting of stockholders, (ii) adopted the 2010 Stock Incentive Plan, and (iii) approved the appointment of Grant Thornton L.L.P. as our independent registered public accounting firm for fiscal 2010.

The Company’s independent inspector of elections reported the vote of stockholders as follows:

PROPOSAL 1:  ELECTION OF DIRECTORS

NAME	FOR	WITHHELD	BROKER NON-VOTES
RICHARD T. FEDOR	4,227,800	4,314,820	2,210,207
FLOYD W. GLISSON	6,114,298	2,428,322	2,210,207
RICHARD H. IRVINE	7,772,704	769,916	2,210,207
STEVE M. RITTVO	5,886,498	2,656,122	2,210,207
SCOTT H. SHACKELTON	7,806,757	735,863	2,210,207
DONALD K. WHITAKER	4,223,200	4,319,420	2,210,207

PROPOSAL 2:  APPROVE THE 2010 STOCK INCENTIVE PLAN

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,293,710	1,945,745	303,165	2,210,207

PROPOSAL 3:  RATIFY APPOINTMENT OF GRANT THORNTON L.L.P.

FOR	AGAINST	ABSTAIN
10,709,714	718	42,395

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By: /s/ Bud Glisson
Floyd “Bud” Glisson
Chief Executive Officer

Dated:                      April 21, 2010